Exhibit 4.1

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT, dated as of March 28, 2008 (the “Amendment”), is made by and among IMAGEWARE SYSTEMS, INC., a Delaware corporation (the “Company”), Sol Logic, Inc., a California corporation (the “Holder”), and WINK JONES, in his capacity as the representative of Holder (the “Seller Representative”).  Capitalized terms used but not defined herein shall have the meaning assigned to them in the Amended Purchase Agreement (as defined below).

RECITALS

A.                                   WHEREAS, the Company, the Holder, the Seller Representative and Frank Mitchell, a shareholder of the Holder, entered into that certain Asset Purchase Agreement and Plan of Reorganization, dated as of December 19, 2007 (the “Purchase Agreement”), pursuant to which, among other things, Holder provided for the sale of substantially all of Holder’s assets to the Company (the “Asset Sale”).

B.                                     WHEREAS, in connection with the Asset Sale, the Company, the Holder and the Seller Representative entered into that certain Registration Rights Agreement, dated as of December 19, 2007 (the “Registration Rights Agreement”), whereby the Company agreed to file with the Securities and Exchange Commission a registration statement (the “Registration Statement”) covering the resale of an aggregate of 306,185 shares of common stock of the Company issued to the Holder pursuant to the terms of the Purchase Agreement.

C.                                     WHEREAS, the Company and the Seller Representative revised the terms of the Purchase Agreement pursuant to Amendment No. 1 to Asset Purchase Agreement, dated as of March 28, 2008 (together with the Purchase Agreement, the “Amended Purchase Agreement”) to provide, among other things, for the distribution of an aggregate of 210,395 shares of the Company’s common stock currently held in escrow to the Holder, the distribution of the remaining 257,149 shares of the Company’s common stock currently held in escrow to the Company, and the modification of the terms under which additional shares of the Company’s common stock may become issuable by the Company to the Holder in connection with the Asset Sale.

D.                                    WHEREAS, in accordance with Section 10 of the Registration Rights Agreement, the Company, the Holder and the Seller Representative desire to amend the Registration Rights Agreement, effective as of December 19, 2007, in accordance with the terms of the Amended Purchase Agreement to, among other things, provide for the inclusion in the Registration Statement of an aggregate of 371,755 additional shares of common stock of the Company issuable to the Holder pursuant to the terms of the Amended Purchase Agreement, and to provide certain additional registration rights with respect to the additional shares of the Company’s common stock that may become issuable to the Holder in connection with the Asset Sale, in each case subject to the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.                                       References.  Upon effectiveness of this Amendment, all references in the Registration Rights Agreement to “the Agreement,” “hereunder,” “herein,” “hereof,” or words of like import referring to the Registration Rights Agreement shall be deemed to refer to the Registration Rights Agreement as amended by this Amendment.

2.                                       Amendment to Preamble.  The preamble of the Registration Rights Agreement is hereby amended and restated in its entirety, effective as of December 19, 2007, to read as follows:

“THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 19, 2007, is entered into by and among ImageWare Systems, Inc., a Delaware corporation (the “Company”), Sol Logic, Inc., a California corporation (“Holder”), and Wink Jones, in his capacity as the representative of Holder (the “Seller Representative”).  All capitalized terms used but not defined herein shall have the meanings ascribed thereto in that certain Asset Purchase Agreement dated as of even date herewith, by and among the Company, Holder and the Seller Representative, as amended by that certain Amendment No. 1 to Asset Purchase Agreement, dated as of March 28, 2008 (the “Purchase Agreement”).”

3.                                       Amendment to Registrable Securities.  Section 1(c) of the Registration Rights Agreement is hereby amended and restated in its entirety, effective as of December 19, 2007, to read as follows:

“(c)                            “Registrable Securities” means: (i) an aggregate of 677,940 Shares issued to Holder pursuant to the Purchase Agreement; (ii) any Additional Shares issued to Holder pursuant to the Purchase Agreement; and (iii) any Escrow Shares issued to Holder pursuant to the Purchase Agreement (together with the Additional Shares, the “Earnout Shares”), in any case only for so long as all Shares (A) have not been disposed of pursuant to a registration statement declared effective by the SEC, (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, (C) are not eligible to be sold under Rule 144 during any 90-day period without any limitations as to volume or holding period.”

4.                                       Amendment to Timing of Filing of Registration Statement.  Section 2 of the Registration Rights Agreement is hereby amended and restated in its entirety, effective as of December 19, 2007, to read as follows:

“2.

(a)                                  As soon as practicable, but no later than May 1, 2008, the Company will file a registration statement covering the resale of the Initial Shares on a Form S-1 or Form S-3 Registration Statement (the “Registration Statement”) with the SEC (the “Filing Date”).  The Company will further use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC within a reasonable time after the Filing Date.  The Company shall not be obligated to enter into any underwriting agreement for the sale of any of the Initial Shares.  The Company shall be entitled to include in the Registration Statement shares of the capital stock of the Company to be sold by the Company for its own account or for the account of any other security holders of the Company.

(b)                                  If an Additional Issuance Date occurs in accordance with the Purchase Agreement, and, during the one-year period following such Additional Issuance Date, the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to Holder a written notice of such determination and, if within fifteen (15) days after the date of the delivery of such notice, the Holder shall so request in writing, the Company shall include in such registration statement all or any part of the Earnout Shares the Holder requests to be registered; provided, however, that the Company shall not be required to register any Earnout Shares pursuant to this Section 2(b) that are the subject of a then effective registration statement.”

5.                                       Amendment to Correct Scrivener’s Error.  Section 3 of the Registration Rights Agreement is hereby amended and restated in its entirety, effective as of December 19, 2007, to read as follows:

“3.                                All Registration Expenses shall be borne by the Company.  All Selling Expenses shall be borne by the Holder.”

6.                                       Amendment to Transferability.  Section 8 of the Registration Rights Agreement is hereby amended and restated in its entirety, effective as of December 19, 2007, to read as follows:

“8.                                The benefits granted to Holder by the Company under Section 2 may not be assigned.  Notwithstanding the foregoing, Holder may transfer its rights under Section 2 to any Person who was a shareholder of Holder as of December 19, 2007 (each, a “Transferee”); provided, however, that each such Transferee complies with each obligation and covenant of Holder pursuant to this Agreement, including but not limited to those obligations and covenants of Holder set forth in Sections 5, 6 and 7 of this Agreement.  Any benefits granted to a Transferee by Holder pursuant to this Section 8 may not be assigned by such Transferee.  Any attempted transfer by Holder or a Transferee in contravention of this Section 8 shall cause all rights of Holder or such Transferee under this Agreement to be forfeited in their entirety.”

7.                                       No Further Amendments.  Except as amended hereby, the Registration Rights Agreement shall remain in full force and effect in accordance with its terms.  In the event of a conflict or inconsistency between this Amendment and the Registration Rights Agreement, the provisions of this Amendment shall govern.

8.                                       Counterparts.  This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.  Signatures of the parties transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.

9.                                       Severability.  Any term or provision of this Amendment that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Amendment shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

10.                                 Headings.  The underlined headings contained in this Amendment are for convenience of reference only, shall not be deemed to be a part of this Amendment and shall not be referred to in connection with the construction or interpretation of this Amendment.

11.                                 Governing Law.  This Amendment shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

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The parties to this Amendment have caused this Amendment to be executed and delivered as of the date first written above.

“PURCHASER”

IMAGEWARE SYSTEMS, INC.,
a Delaware corporation

By:	/s/ S. James Miller, Jr.
Name: S. James Miller, Jr.
Title: Chief Executive Officer

“HOLDER”

SOL LOGIC, INC.,
a California corporation

By:	/s/ Wink Jones
Name:	Wink Jones
Title:	CEO

“SELLER REPRESENTATIVE”

By:	/s/ Wink Jones
Name: Wink Jones